TRANSLATION
           EXPLORATION AND PROSPECTION CONTRACT AND OPTION TO PURCHASE

     In the city of Mendoza, province of Mendoza, on the twelfth day of the month of May of the year one thousand nine hundred and ninety four, it is agreed between N.A. DEGERSTROM INC., represented by this act by its representative Mr Brian Gavin, whose legal capacity was accredited by a general power of attorney, registered in No. 22637, folio 230, volume 262L of the Public Book of General Mandates, on April 7th, 1994, with legal residence at 837 Coronel Moldes St, province of Mendoza, as one party, and as the other party MR. CARLOS OSVALDO GIUSTOZZI, Military Registration Document No. 6,865,305, married, geologist, with domicile of choice at 6140 Saenz Pena St., Villa Nueva, Guaymallen, Mendoza, and special domicile at 275 Jose V. Zapata St., Floor 1, Flat "A", city of Mendoza; together with Mrs. MARIA RIERA DE GIUSTOZZI, Registration Document No. 4,115,161, married, housewife, domiciled at the same place than Mr Giustozzi and that she appears with the only aim of rendering the corresponding conjugal consent required by, Section 1277 from the Civil Code; and MR MARTIN ANTONIO CAROTTI, National Registration Document No. 14,188,132, married, geologist, with domicile at 549 San Juan St., Building "A3", Floor 7,. Flat 55, city of Mendoza, together with MS CLAUDIA VIVIANA RUBINSTEIN, geologist, National Registration Document No. 13,265,280, married, with the same domicile than the previous one; who appear on their own, and at same time, render the corresponding conjugal consent required by section 1277 from the Civil Code; the appearers last mentioned, are represented unified

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hereinafter in the person of Mr Carlos O. Giustozzi and Mr Martin A. Carotti;
and all the mentioned parties agree upon this Exploration and Prospection Contract and Option to Purchase which will be ruled pursuant to the following articles:

     FIRST: Mr. Carlos Osvaldo Giustozzi, Mr. Martin Antonio Carotti and Ms Claudia Viviana Rubinstein as holders of the applications for cateos under application: a) Pursuant to expediente No. 86-G-93; No. 88-C-93; No. 92-R-93; No. 98-B-93; No. 99-T-93; No. 101-G-93 and No. 383-I-93; and the manifestaciones de descrubrimiento which handle pursuant to expediente No. 343-G-93 called "Caliato"; No. 344-G-93 called "Titan" and No. 345-C-93 called "Almatea" and putting on record that the total area is called "Santa Clara"; all these expedientes belong to the Provincial Department of Mining in the city of Mendoza, stating Mr Giustozzi and Mr Carotti that their licenses or rights are fully valid and are in force pursuant to the Mining Code and that there are no legal or conventional inhibitions, attachments or encumbrances whatsoever on the mines, giving N.A. Degerstrom INC, or the person that N.A. Degerstrom appoints in due time, an irrevocable option to bay these mines or cateos or partial or total rights at any stage of the contracts. Attached to the present agreement, there will be the corresponding Title Certificates of the General Department of Mining, on the already mentioned mining rights. At the same time, the assignments of rights corresponding to the expedientes No. 98-B-93, No. 99-T-93, No. 101-G-93 and No. 383-I-93 on behalf of Mr Carlos O. Giustozzi; which were legalized by deed No. 23 (General Official Record) dated April 29, 1994, Registry No. 266, Mendoza, on the responsibility of Mr Carlos Alberto Vidart. Meanwhile, certified xerox-copies of the already mentioned expedientes are added. Their legal conditions are derived

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from them and the parties sign these expedientes as well as their corresponding location and surface sketches. It is hereby stated that in none of these areas there is either mining work or improvements whatsoever.

     It is included within the present section all and any manifestacion of mining rights, specially manifestaciones de descubrimientos which had been done by the contracting parties (on their behalf or on behalf of third parties) in the areas mentioned before, since January 1st, 1994 (01/01/94).

     SECOND: The option may be taken by N.A. Degerstrom INC. at any moment within the four years as of May 12, 1994 and Mr Giustozzi and Mr Carotti commit themselves to do on their own all the things necessary to formally convey N.A. Degerstrom INC. or whoever this company appoints, the mining properties detailed in Section l. In order to make this conveyance easier, Mr Giustozzi and Mr Carotti grant irrevocable rights in the name of N.A. Degerstrom INC. and/or the person this company appoints to expedite the legal proceeding of the already mentioned expedientes, to denounce the minerals they may find and to directly require from the General Department of Mining the corresponding title deeds and their emerging rights, during the period the present contract is in force. The proceedings undertaken before the General Department of Mining and/or any other related section, will be in charge of N.A. Degerstrom INC. with the cooperation and help of Mr Giustozzi and Mr Carotti.

     During the term this contract is in force, both parties commit themselves, in their own name and in the name of third parties, not to require and register as alien to the mentioned contract in the surfaces included, any cateo, manifestaciones de descubrimientos, minas or

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estacas minas, or any other right that may change the spirit of this contract.
At the same time, if N.A. Degerstrom INC. defines an ore body in external areas which limits with the areas referred to in Section 1 and began its commercial exploitation, it should acknowledge Mr Giustozzi and Mr. Carotti a Net Smelter Return royalty of 2.5% of the mineral to be extracted in the areas invading the ones described in the first section; royalty to be payable annually, after ninety days as of the date of closing the balance sheet of N.A. Degerstrom INC. Nevertheless, as payment term, the amount of U$S 100,000.00 will be given in advance at the beginning of the exploitation and as partial payment of the royalty that may result at the end of the financial statement; these last mentioned payments are cumulative to compensate for their proportions with the royalties. Summarizing, the maximum dollar value of 2.5% of the annual royalty on the output agreed upon cannot be cumulatively surpassed. In a word this royalty is thus limited, by a maximum, without any limit of time, of U$S 1,950,000 - the total area price.

     N.A. Degerstrom INC commits itself to supply Mr Giustozzi and Mr Carotti all the technical information necessary for controlling the appropriate clearance of the royalties. In the event that the ore bodies partially invade an original contracted area, N.A. Degerstrom INC. will postpone and always keep for an unlimited period of time, the option of buying the area for a total price of U$S 1,950,000.00, and the total of the related royalties payed in that area, under any concept, will be considered as on account of this agreed upon total maximum price; with the exception of the additional royalty of 0.5% (zero point five percent) annually on the net smelter return, agreed upon as the additional price, to the U$S 1,950,000.00 as total price.

     Mr Giustozzi and Mr Carotti, in their own name and in the name of third parties, cannot

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ask for any cateos, registering of a claim to a mine or manifestacion creadora of mining rights in the area hereby committed; under warning of being restricted in the terms and options of the present contract.

     THIRD: During the effective term of the present contract, Mr Giustozzi and Mr Carotti award N.A. Degerstrom INC. the possession of the cateos and rights already identified in the first section, but this last mentioned company cannot commercially exploit the ore bodies. N.A. Degerstrom INC. can do research work and can do the following works: geological, mining and topographical research, drillings of any kind, can take surface and underground samples, can do surface diggings and underground works, mineralogical and metallurgical research works, can build pilot plants for studying and can do any other useful investigations to achieve the pursued aim, which is the discovery and blocking out of an economically viable ore body; except if it practices the option to purchase.

     FOURTH: In the case that N.A. Degerstrom INC. uses its right to option mentioned in the first section of the present contract, the selling price of the properties mentioned in the first section is equivalent to the sum of one million nine hundred and fifty thousand of US dollars (U$S 1,950,000.00) for all the areas and ore bodies included in this contract, payable with US dollars or Argentine pesos, according to the seller exchange-rate of US dollars at the Banco de la Nacion Argentina the day before the payment is accomplished. The stated payment terms of U$S 1,950,000 for all the areas and ore bodies mentioned, will be the following ones:

     (1st) as payments on account of the total price, during the period of four years of the option to purchase:

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          (a)    First year:      when the contract is signed     U$S 20,000.00.
                                  on January 5, 1995              U$S 30,000.00.

          (b)    Second year:     on July 5, 1995                 U$S 35,000.00.
                                  on January 5, 1996              U$S 40,000.00.

          (c)    Third year:      on July 5, 1996                 U$S 50,000.00.
                                  on January 5, 1997              U$S 75,000.00.

          (d)    Fourth year:     on July 5, 1997                 U$S100,000.00.
                                  on January 5, 1998              U$S100,000.00.

                                                        TOTAL:    U$S450,000.00.

In case N.A. Degerstrom INC. decides in favor of the option to purchase before the fourth year, the difference up to U$S 450,000.00 will be included to the final price and will be divided into the same terms, always remaining five equal shares for the payment of this final price.

     (2nd) Terms and conditions of payment of the balance of payment, for U$S 1,500,000.00 in case the option to purchase is chosen.

     At the moment of giving, Mr Giustozzi and Mr Carotti, the title transferring deed, the amount of U$S 300,000.00 must be payed and the term for paying the balance of the payment will began to run, at the rate of four equal and consecutive biannual shares, of U$S 300,000.00 each; which will expire on the fifth day of the first day of each biannual period; on occasion, these shares must include the proportional share for the difference on U$S 450,000.00 for having chosen the option to purchase before completing this amount. For this last balance of price, subsequent to the deed, a payment bond, enough and reasonable for the parties, must be given.

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     (3) Additional to the amounts previously stated, in case of choosing the option to purchase, after the last share, the following royalty or "regalia" must be payed.

     When the title transferring deed or the independent public instrument is done, N.A. Degerstrom INC. will fix for the account of Mr Giustozzi and Mr Carotti a royalty or "regalia" of 0.5% (zero point five percent) on the "net smelter return" of the total production of the ore body. This royalty will be payed annually after ninety days as of the closing date of the balance sheet of N.A. Degerstrom INC.; nevertheless, as a way of payment, the amount of U$S 100,000.00 will be given in advance at the beginning of the production on account of the royalty that may result at the end of it. These payments will be cumulative till compensating its proportions with the royalty; i.e. it cannot cumulatively surpass the maximum of the annual 0.5% (zero point five percent) of the production, agreed upon as royalty N.A. Degerstrom INC. commits itself to give Mr Giustozzi and Mr Carotti the necessary technical information to control the appropriate settlement of the royalty.

     All the amount, for any item, hereby stated in payment; will be payable in the opportunities respectively mentioned, at the domicile of N.A. Degerstrom INC. in the city of Mendoza; or by depositing in the banking account Mr Giustozzi and Mr Carotti require; notified, within the limits of the reasonability.

     FIFTH: N.A. Degerstrom INC. will be able to terminate the present agreement at any moment during the term of the option to purchase, by means of a notice sent with fifteen days of previous notice, to the contractual domicile of Mr Giustozzi and Mr Carotti; without compensation whatsoever for them. Mr Giustozzi and Mr Carotti are not authorized to

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unilaterally rescind the contract except in the cases foreseen in Section 11th.
The contract will terminate for both parties in the effective termination date specified in the notice, or the last effective date of the option to purchase if the last one was not used. With such termination N.A. Degerstrom INC. will give back the tenancy of the mining concessions to Mr Giustozzi and Mr Carotti in their present conditions, with the concession charges updated and without equipment or obligation to give back the already achieved improvements; except in the case when it is necessary to demolish them in order to take them away and the one who demolishes them cannot use them any more. In case N.A. Degerstrom INC. terminates the contract, the amounts payed up to that moment will be for the benefit of Mr Giustozzi and Mr Carotti, as compensation for the unavailability of the ore bodies.

     SIXTH: In guarantee of the option to purchase referred to in the first section of the present contract, Mr Giustozzi and Mr Carotti commit themselves to simultaneously register before the Mining Authority of the Province of Mendoza a voluntary inhibition to transfer, sell, rent, or levy a tax on the mining leases identified in the 1st Section, and as regards this topic, they have already requested it. The inhibition already mentioned will be in force for a period equal to the period of duration of the present contract, and a copy of this contract will be submitted as a causal reference of the mentioned inhibition, which will request its registration as a marginal note in the registry of each mine, as well as in each expediente.

     SEVENTH: Mr Giustozzi and Mr Carotti will give the mining concessions object of the present contract, together with the mining license fees already payed on the date of the signing of the contract. During the effective date of this contract, N.A. Degerstrom INC. will:----------

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         (a) Undertake all the expenses derived from the maintenance in legal effectiveness of the rights mentioned in the FIRST section, understanding by that the payment of: the mining licence fees of the cateos and the concessions, the measurement of cateos and mines, estacas minas and manifestaciones de descubrimiento, the replacement of boundaries and any other expense or Provincial or Municipal expenditure which may affect the already mentioned mining rights; not being deductible from the payments to Mr Giustozzi and Mr Carotti, except in the case the last mentioned people had undertaken such obligation.

     (b) N.A. Degerstrom will be in charge of any administrative improvement necessary to introduce. Mr Giustozzi and Mr Carotti will not be responsible for the tools, machines, equipments, installations or improvements located in the mining property;

     (c) Take on all responsibilities related to physical injury or death of any person or damages to property deriving from negligence or guilt chargeable to N.A. Degerstrom, its employees or subordinates arising from their activities;

     (d) Pay all the manual labor and work related, in all its aspects, and all the material used in relation to the objection of the present contract; releasing Mr. Giustozzi and Mr Carotti from any responsibility;

     (e) All the compensations that may correspond to the superficiary or to third parties, including the Estate, due to environmental damages, without limitation in time, are exclusively on N.A. Degerstrom INC.'s account, provided that they are chargeable to the procedures of the company.

     EIGHTH: N.A. Degerstrom INC. may, at any moment during the effective date of this

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contract, install and take away from the mining concession any tool, machinery, equipment and supplies belonging to the same. It is specifically agreed upon that in case of total or partial termination of the present contract for any reason whatsoever, N.A. Degerstrom INC. can take away from its property all the goods, tools, machinery, equipment or supplies, and the cost of the already mentioned withdrawal will be in charge of N.A. Degerstrom INC., who will remove the above mentioned equipment within ninety (90) days as of the termination of the contract; N.A. Degerstrom INC. cannot take away any underground beam, or timbering, nor any other supports already installed by it, and cannot alter or restore excavations or any other works on the surface, unless it is so required by a suitable law, regulation or administrative policy. N.A. Degerstrom cannot either remove or disassemble any masonry constructions only built to be demolished, without the subsequent responsibility of the company. N.A. Degerstrom INC. may have during the mentioned period of time, a watchman or the necessary guard.

     NINTH: After the total or partial termination of the present contract for any reason whatsoever, excluding the payment of N.A. Degerstrom INC. to Mr Giustozzi and Mr Carotti of the purchase price in the way and amounts already stated in the fourth section, and provided that Mr Giustozzi and Mr Carotti have not incurred in any nonfulfillment whatsoever; N.A. Degerstrom INC. must supply to them a free written copy of all the factual data related to the studies specified in section three, done up to the moment, with its signature; likewise, N.A. Degerstrom INC. will provide the necessary drill core or material useful for the investigation, within the term of ninety days after the termination. Mr Giustozzi and Mr Carotti will have the right to examine the mining concession at any reasonable moment, without interrupting any

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work; previously giving notice to N.A. Degerstrom INC. of their intention to do such inspection with an advance period of time of no less than ten days.

     TENTH: Mr Giustozzi and Mr Carotti state and guarantee to be the only concessionaires of the mining concessions or application of cateos included in
Section 1; that they are in undisturbed possession and with a right on them, that they have not ceded or encumbered them; that they are free and exempt from any claim on the part of third parties or people acting in their name. Without limiting or restricting any other right of N.A. Degerstrom INC. against Mr Giustozzi and Mr Carotti, it is agreed upon that if at any moment during the effective date of the present contract N.A. Degerstrom INC. or the Mining Authority or third parties happen to find out or expressly state any kind of defect or restriction in the deed of any of the concessions or application for cateos identified in Section First, Mr Giustozzi and Mr Carotti will remedy the mentioned defects. If Mr Giustozzi and Mr Carotti do not do it in the term of thirty days from the date they are notified to do it so N.A. Degerstrom INC., except in the case of force majeure; those defects, delays or restrictions can be corrected by N.A. Degerstrom INC., to which effect they give N.A. Degerstrom INC. or to whom the company appoints, an irrevocable right or power to try to correct them. In the event that N.A. Degerstrom INC. pays the total purchase price in the terms and with the amounts stated in the fourth section of the present contract, acquiring in so doing the right assigned by the entitlement of the mining concessions, and the actual and material possession of the mines, was given to the company, Mr Giustozzi and Mr Carotti will immediately give the instruments and will do all the necessary proceedings to improve the transference of the concession in the name of N.A. Degerstrom INC. The

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expenses and fees that require the granting and registration of the instruments and the registration of the voluntary inhibition will be charged to N.A. Degerstrom INC. Subsidiarily, it is emphasized that Mr Giustozzi and Mr Carotti give irrevocable right or power to N.A. Degerstrom INC. or to whom they appoint in order to do all the necessary acts or to extend the instruments that terminate the transference of the control of the minas or applications for cateos subject to this contract, when giving notice of the option to purchase.

     ELEVENTH: The only ground for termination in the name of Mr Giustozzi and Mr Carotti will be the lack of due payment of the amounts of money agreed upon in section four and what is agreed upon by N.A. Degerstrom INC. in section seventh. The right to terminate the contract due to lack of payment will be in force after thirty days of delinquency in the fulfillment of the same. The delinquency will work by law and without need of injunction or out-of-court demand, for the only reason of the expiration of the term. During the period of the effective delinquency, the amount of it will accrue an interest equivalent to the rate of Banco de la Nacion Argentina for the discount of commercial papers or promissory notes; which must be payed together with the money owed. After the delinquency term of thirty days, Mr Giustozzi and Mr Carotti can unilaterally terminate the contract by means of an authentic notification at the domicile of N.A. Degerstrom INC., keeping in their favor the amounts collected up to that moment; without detriment of their right to demand the owed amounts of money; except in the case the option to purchase had been exercised and more than one third of the price had been payed, in which case, they must previously demand the payment of the price balance with its guarantee.

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     TWELFTH: All the rights of N.A. Degerstrom INC. derived from the present contract may be freely transferred by them, having to notify that act to Mr Giustozzi and Mr Carotti. At the same time, the Cessionaires shall have to confirm their acceptance of all the conditions of the present contract, before Mr Giustozzi and Mr Carotti; from then onwards they shall be substituted in all the rights and duties which originally belonged to N.A. Degerstrom INC. The rights of Mr Giustozzi and Mr Carotti pursuant to this contract, may be transferred only with previous permission of N.A. Degerstrom INC. The above mentioned agreement cannot be unreasonably denied.

     THIRTEEN: This contract will oblige the parties and their corresponding heirs, executors, trustees, successors, beneficiaries, and related third parties. All knowledge or information which Mr Giustozzi and Mr Carotti acquire related to the works mentioned in the third section will be kept confidential and will be considered as such except in the case that N.A. Degerstrom INC. releases, in writing, the holders from this duty. This article of confidentiality will be in force during the whole period of the contract, and a year after the date of termination or the purchase of the property and of the mining rights were in effect. Likewise, N.A. Degerstrom INC. commits itself to keep confidentiality up to one year after the date the contract is terminated, with the exception that the holders, in writing, release N.A. Degerstrom INC. from this duty.

     FOURTEENTH: Mr Giustozzi and Mr Carotti state again that they appoint as their agent before N.A. Degerstrom INC., with the purpose of practicing their rights and fulfilling the duties that emerge from this contract, Mr Carlos Osvaldo Giustozzi, who will jointly,

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alternately or separately act, with Mr Martin Antonio Carotti, binding their notices, stipulations, payment receipts and determinations to all and each of the grantors as if they had personally or jointly done them; with the exception that they imply modifications of the present contract, in which case they will have to come to an agreement.

     Mr Giustozzi and Mr Carotti will explicitly give notice at the contractual domicile of N.A. Degerstrom INC. in the case the present group of representatives is modified. The actual address for all notices to Mr Giustozzi and Mr Carotti is: Jose Vicente Zapata 275, First Floor, Apartment "A", Mendoza and the one of N.A. Degerstrom INC., Coronel Moldes 837, Mendoza. These addresses may be modified, in the area comprised by the city of Mendoza and the area called Gran Mendoza, with previous reliable notice.

     FIFTEENTH: This contract will be officially recorded in a Registry Notary Public Office and before the Mining Authority; the expenses will be in the charge of N.A. Degerstrom INC., to the effects of the stamps taxes of the Province, the parties hereby state that the present contract is included in the exemptions foreseen by the modification of Section 240, paragraph 31 of Tax Law 6104.

     SIXTEENTH: The parties agree that in case of controversy they submit to the jurisdiction of the Lower Courts of the city of Mendoza, with the exclusion of any other court or Jurisdiction.

     With the signature of the present contract, N.A. Degerstrom INC. pays in this act the amount of U$S 20,000 (US Dollars twenty thousand) to its contracting party, in payment for the amount of the first installment stated by the Fourth Section. Upon receipt of this payment Mr

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Giustozzi and Mr Carotti shall return a sufficient receipt and the full covering and total acquittance for this matter.

     In witness whereof it is signed the present contract in four copies of the same kind, one per each of the parties, one to be registered in the Mining Authority of the province of Mendoza, and the other to be officially recorded at a local Registry Public Notary Office.

     Simultaneously, two copies of the same contract are signed, translated into English and certified by Public Translator.

Brian Gavin                                 Carlos Osvaldo Giustozzi
in the name of N.A. Degerstrom              Mil. Reg. Doc. 6,865,305

Martin Antonio Carotti                      Maria Riera de Giustozzi
Nat. Reg. Doc. 14,188,132                   Reg. Doc. 4,115, 161

Claudia Viviana Rubinstein
Nat. Reg. Doc. 13,265,280

EXPLANATORY CLAUSE: Related to NET SMELTER RETURN: In the case royalties must be payed, it is understood as "net smelter return" all the metallic minerals, concentrates, or products of the same minerals which contain minerals or derivative minerals sold by the Company. If the crude minerals which contain minerals or derivative minerals, sold by the

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Company, the "net smelter return" of them will be considered as the actual amount received by the mentioned Company, in the sale of them, less the deduction of all the expenses corresponding to the transport (including freight, insurance and delivery and shipping charges) from the property up to the stockpile of the purchaser or any other unloading place.

     When the concentrates or products containing derivative minerals are sold by the Company, the "net smelter return" must be considered as the actual amount received by the Company for such sale, except when it is applicable the deduction for any and all costs of smelting, refining, weighing, sampling, assay, handling, transportation (including freight, insurances, handling and shipping expenses), penalties for impurities and other charges levied by the purchaser, so long as the Company does not deduct any other charge for initial processing. By "initial processing" it is understood the initial grinding or concentration or any other crude mineral treatment during which one or more mineral products are recovered from the mentioned crude mineral to be sold; or its later processing, during which the first tails and the tailings of the crude mineral are discarded or deposited.

     The already mentioned deductions will be limited to amounts commercially reasonable in the light of the current industry norms and practices accepted good at that moment, corresponding to smelting or any other similar actions of metal treatment.

     The "Net smelter return" for, the crude mineral, concentrates or products treated in a smelting or other similar operations of metal treatment which were owned, operated or controlled by the Company, or treated under the base of a processing fee for the Company, will be taken into account pursuant to what has already been mentioned, with the deductions already

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stated. For crude minerals, concentrates or products sold to companies associated or sold by the Company, but in some other way used by the Company, the gross price of the sales will be stated in a similar way; so long as the total deductions made by the Company pursuant to the present paragraph, do not exceed the total deductions other smelters or treatment facilities for similar materials might have done in case the mentioned materials were smelted or treated in those installations according to a reasonable commercial agreement.

     INFORMATION CLAUSE: Mr Carlos Osvaldo Giustozzi, Mr Martin Antonio Carotti and Ms Claudia Viviana Rubinstein expressly place on record that their share as the other parties of N.A. Degerstrom INC. in the different mining rights hereby committed in exploration and prospection and option to purchase, as well as in all the rights and liabilities deriving from this contract, is of 70% (seventy percent) of the shares for the account of Mr Carlos Osvaldo Giustozzi, and 30% (thirty percent) of the shares for the account of Mr Martin A. Carotti, with the express consent of Ms Claudia Viviana Rubinstein to the present record.

Brian Gavin                                 Carlos Osvaldo Giustozzi
in the name of N.A. Degerstrom              Mil. Reg. Doc. 6,865,305

Martin Antonio Carotti                      Maria Riera de Giustozzi
Nat. Reg. Doc. 14,188,132                   Reg. Doc. 4,115,161

Claudia Viviana Rubinstein
Nat. Reg. Doc. 13,265,280

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     The present contract of Exploration and Prospection and Option to Purchase
has five folios. Attached to them, there are different public instruments described below, which are numbered from folio 6 to 14. Then there follow three pages which are not numbered and correspond to the certification of signatures, the resolution for the inscription No. 221 and the inscription in the Mining Notary's Office.

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Folio 6

(Letter to the Director of the General Department of Mining, requesting a certificate of mining rights).

Mendoza, April 5th, 1994.

Director of the General Department of Mining:  Lic. Oscar H. Ponce.

Ref:  Request for a Certificate of Concession of Mining Rights.

     The undersigning, Carlos Osvaldo Giustozzi, submits to the Director of the General Department of Mining and says that:

     (1) He has come to ask the Notary's Office of the mentioned Department for a Certificate of the Mining Rights herein detailed:

# of Expediente         Name:               Mining Dis.:          Rights:
343-G-93                "Calisto"           #17 Salamanca         Manif. Descub.
344-G-93                "Titan"              "      "             Manif. Descub.
345-C-93                "Almatea"            "      "             Manif. Descub.
86-G-93                 Cateo                "      "             Cateo
88-C-93                 Cateo                "      "             Cateo
92-R-93                 Cateo                "      "             Cateo
98-B-93                 Cateo                "      "             Cateo
99-T-93                 Cateo                "      "             Cateo
101-G-93                Cateo                "      "             Cateo
383-I-93                Cateo                "      "             Cateo

     (2) He asks for a certificate of concession of the mentioned rights to be presented to the people, interested in the exploration of them.

                                            Sincerely yours,


     There follows the seal and signature of Carlos O. Giustozzi, Geologist. Register No.: 445, Reg. No. A-922, Professional Council, Mendoza.

     There follows a seal which reads: "Submitted to me, the Notary of Mines, in two copies, without any signature from lawyer, on the fifth day of the month of April of the year one thousand nine hundred and ninety four, at 8:30. There follows the seal and signature of Lia Elizabeth de la Rosa, Notary Public, General Department of Mining.

Folio 7

(Report from the Notary Public of the General Department of Mining to the Director of the same office on the Mining Rights requested by Carlos 0. Giustozzi)

Ref: Identification 231-M-94 "Giustozzi, Carlos O." requests
Certificate of the Mining Rights herein mentioned."

Dear Sir,

     We report according to what is stated on folio 1:

     1. Expediente 343-G-93. "Giustozzi, Carlos O. M/Ore body of COPPER, named "CALISTO", located in the mining district No. 17, Department of Tupungato". The report on the sample states: "ROCK WITH SCATTERINGS OF COPPER OXIDATES". It is authorized for SIGHT.

     2. Expediente 344-G-93. "Giustozzi, Carlos O. M/Ore body of COPPER, named "TITAN", located in the mining district No. 17, Department of Tupungato". The report on the sample states: "ROCK WITH SCATTERINGS OF COPPER MINERALS AND STRINGERS WITH MINERALIZATIONS OF COPPER AND IRON." It is authorized for SIGHT.

     3. Expediente 345-C-93. "Carotti, Martin A. M/Ore body of COPPER, named "ALMATEA", located in the mining district No. 17, Department of Tupungato". The report on the sample states: "MINERALIZATION OF IRON - pyrite - AND OF COPPER OXIDATES". It is authorized for SIGHT.

     4. Expediente 86-G-93. "Giustozzi, Carlos Osvaldo S/ Cateo, located in the mining district No. 17, Department of Tupungato". As of 10/14/93 it is given notice to the interested party domiciled at 275 Jose Vicente Zapata St.- lst Floor - Flat "A" of the city of Mendoza, in view of the report of the Graphic Register and summoning within a term of 10 days to comply with the provisions of Section 23- Law 22.259, as regards the minimum program of work to be done, elements, equipment and machinery to be used. Likewise he should declare he is not comprised in the prohibitions stated either by Section 27, final paragraph, or by Section 28, fifth paragraph of the Mining Code. All this, under warning of LAPSING of the right to comply with it in the future. The lapsing shall come to effect as a matter of law by the mere expiration of the term: Section 30, Mining Procedure
Code). Give official notice for superficiaries to be determined. In folios 5/6 it is showed a Program of Works and an Affidavit. In folio 7: an official notice by the Official Land Register. In folio 9: The Official Land Register reports that the real estate is part of the real estate of Mr. NICOLAS ANIBAL VILAS, with legal address at P.O. Box No. 5- Tupungato and of LUCILA B. DE BOMBAL. To be authorized.

     5. Expediente 88-C-93. "Carotti, Martin Antonio" S/Cateo. In mining district No. 17, Department of Tupungato". Graphic Register shows that it overlaps with file No. 79-M-92 "Moglia, Sergio A., s/Cateo, Mining District No. 17, Department of Tupungato" and Expedients No. 86-G-93, "Giustozzi, Carlos Osvaldo". It is to be presented the Authorization to the Official Land Register, with the forms filled in and folio 4, s/Graphic Register the report of that department does not differ.

     6. Expediente 92-R-93. "Rubinstein, Claudia Viviana s/Cateo. In mining district No. 17, Department of Tupungato". In folio 2, back, Graphic Register shows that it overlaps with expediente No. 79-M-92 "Moglia, Sergio, s/Cateo; and File No. 86-C-93, "Giustozzi,

Carlos Osvaldo" s/Cateo and 88-C-93 Carotti, Martin S/Cateo". It is given order to give sight to the interested party. Give it authorization for the superficiary/ies to be determined. In folio 7 the interested party is given notice. In folio 8 a new sketch attached. It is for judgement to be passed by the Department of Graphic Register.

     7. Expediente 98-B-93. "Barros, Clelia Beatriz, S/Cateo. In mining district No. 17, Department of Tupungato". Graphic Register shows, in folio 2 (back side), that it overlaps with expediente No. 92-R-93, "Rubinstein, Claudia Viviana, s/Cateo, Mining District No. 17". In folio 5 it shows the Program for Works and it states not to be comprised either in Section 27 or in Section 28 of the Mining Code. In folio 8 the Official Land Register states that the real estate is part of the estate of Mr. Nicolas Anibal Vila, with legal domicile at P.O. Box No. 5, Tupungato. It is given order to authorize the superficiary stated by the Official Land Register. Once done, it should pass to the Department of Geology.

     8. Expediente 99-T-93. "Testa, Luis Aldo, S/Cateo in mining district No. 17, Department of Tupungato". In folio 2, back side, the Graphic Register shows that it overlaps with files No. 79-M-92, 86-G-93, 88-C-93 and 92-R-93, already defined herein. In folio 4, it is given notice. In folio 5 it shows the Program for Works and it states not to be comprised either within Section 27 or Section 28 of the Mining Code. In folio 9 the Official Land Register states that the real estate is part of the estate of Mr. Domingo Bombal, with legal domicile at 122 Catamarca St of the city of Mendoza. It is given order to authorize the superficiary stated by the Official Land Register. Once done, it should pass to the Department of Geology. Once terminated, it should pass to the Office of Legal Advice. (Section 26, Clause d, Law 3790).

     9. Expediente 101-G-93. "Giustozzi, Carlos Daniel, S/Cateo. In mining district No. 17, Department of Tupungato". In folio 2, back side, the Graphic Register shows that it overlaps with expediente No. 78-R-92, Roman, Carlos, S/Cateo, in Mining District No. 17, Tupungato". In folio 4, the interested party is given notice. In folio 5 it shows the Program for Works and the affidavit, stating not to be comprised either within Section 27 or Section 28 of the Mining Code. In folio 6 it is ordered to summon the Holder within 5 days for him to give back the authorization to the Official Land Register. It is to be given notice.

     10. Expediente-383-I-93 "Irusta, Gabriel Alejandro, S/Cateo, in Mining District No. 17, Tupungato". It is to be given the official document according to what the Direction of Mining states, in order to comply with what is stated by Section 23 of the Amendment to the Mining Code, Law 22.259, as regards the Minimum Program of Works to be done, elements, equipment and machinery to be used. Authorize it for the superficiaries to be determined. Give it course in accordance with Section 43 of the Mining Procedure Code.

     Mining Notary's Office, April 12th, 1994

     There follows the seal and signature of Lia Elizabeth de la Rosa, Notary Public, General Department of Mining.

     On the face of the page there appear four stamps crossed by the seal of Lia Elizabeth de la Rosa, Notary Public, General Department of Mining.

Folio 8

List of the different "expedientes", with registration dates and other data.

SANTA CLARA (Rio del Plomo, 3369-20 and 19)

86-G-93:

343-G-93                   presented 08/30/93               notified
Mine CALISTO               not min                          to be known

118-C-94                   presented 04/11/94               overlap
Mine GEOTEC4               to be corrected                  not min
drawing to be done         to be known

126-C-94                   presented 04/13/94               overlap
Mine  GEOTEC5              to be corrected                  not min
drawing to be done         to be known

88-C-93:

345-C-93                   presented 08/30/93               notified
Mine ALMATEA                to be corrected                 to be known

128-R-94                   presented 04/13/94               overlap
Mine GEOTEC10              to be corrected                  not min
drawing to be done         to be known

92-R-93:

116-C-94                   presented 04/11/94               overlap
Mine GEOTEC1               to be corrected                  not min
drawing to be done         to be known

119-C-94                   presented 04/11/94               overlap
Mine GEOTEC7               to be corrected                  not min
drawing to be done         to be known

125-C-94                   presented 04/13/94               overlap
Mine                       to be corrected                  not min
drawing to be done         to be known

127-C-94                   presented 04/13/94               overlap
Mine GEOTEC8               to be corrected                  not min
drawing to be done         to be known

98-B-93:

120-C-94                   presented 04/11/94               overlap
Mine GEOTEC9               to be corrected                  not min
drawing to be done         to be known

123-C-94                   presented 04/13/94               overlap
Mine GEOTEC6               to be corrected                  no min
drawing to be done         to be known

99-T-93

117-C-94                   presented 04/11/94               overlap

Folio 9

Mine GEOTEC2               to be corrected                  not min
drawing to be done         to be known

101-G-93:

344-G-93                   presented 08/30/93               notified
Mine TITAN                 not min                          to be known

383-I-93:

137-C-94 in                presented 04/19/94               overlap
Mine GEOTEC11              to be corrected                  not min
                           notified                         to be known

138-C-94 in                presented 04/19/94               overlap
Mine GEOTEC12              to be corrected                  not min
                           notified                         to be known

139-C-94 in                presented 04/19/94               overlap
Mine GEOTEC13              to be corrected                  not min
                           notified                         to be known

There appears an illegible signature.

Folios 10 and 11

(Maps of the Polimetallic Project of Santa Clara).

     On the right lower corner of folio 10 there is the title of the map which reads: Polimetallic Project of Santa Clara. Tupungato. Mendoza. Location of Exploration Permits and "Manifestaciones de Descubrimiento". Page 3369-26, Mt. Tupungato. C. Giustozzi - M. Carotti. Scale: 1:100,000. (There appears the same illegible signature as in folio 9)

     On the right upper corner of folio 11 there is the title of the map, which reads: Polimetallic Project of Santa Clara. Tupungato. Mendoza. Location of Exploration Permits and "Manifestaciones de Descubrimiento". Page 3369-20 and 19, Plomo River. C. Giustozzi - M. Carotti. Scale: 1:100,000. (There appears the same illegible signature as in folios 9 and 10)

Folio 12

(Notarial Proceedings for the Transfer of Rights and Free Mining Shares)

            Notarial Proceedings. Original Record of Deed. Law 4735.

     Transfer of Free Mining Rights and Shares. GABRIEL ALEJANDRO TRUSTA, CARLOS DANIEL GIUSTOZZI, CLELIA BEATRIZ BARROS AND LUIS ALDO TESTA in favor of CARLOS OSVALDO GIUSTOZZI.

     Deed No. twenty three (General Record of Deed)

     In the city of Mendoza, Argentine Republic, on April the twenty-ninth of the year one thousand nine hundred and ninety-four, before me, CARLOS ALBERTO VIDART, National Notary Public with Register No. two hundred and sixty-six of this capital city, there appear: As one party, GABRIEL ALEJANDRO TRUSTA, married for the first time to Elsa Cecilia Castro, who appears in this procedure to give consent as per Section 1277 of the Civil Code, with legal domicile at 288 Clark St., of the City of Mendoza, National Registration Document No. 14,858,091; CARLOS DANIEL GIUSTOZZI, married for the first time to Rocio Mosquera, who appears in this procedure to give consent as per Section 1277 of the Civil Code, with legal domicile at 275 Jose Vicente Zapata St., First Floor, Flat "A", of the City of Mendoza, National Registration Document No. 14,858,093; CLELIA BEATRIZ BARROS, single, with legal domiciled at 275 Jose Vicente Zapat St., First Floor, Flat "A" of the City of Mendoza, National Registration Document No. 11,809,356; and LUIS ALDO TESTA, married for the first time to Maria Lourdes Giustozzi, who has come to this procedure to give her consent as per Section 1277 of the Civil Code, with legal domicile at 275 Jose Vincent Zapata St., First Floor, Flat "A", of the City of Mendoza, National Registration Document No. 17,124,963;

     and as the other party MR. CARLOS OSVALDO GIUSTOZZI, married for the first time to Maria Rivera, who takes part in this procedure to give her consent pursuant to Section 1277 of the Civil Code, his Military Registration Document being No. 6,865,305, with domicile at 275 Jose Vicente Zapata St., first floor, Flat "A", of this City, all the appearing parties being Argentine, of age, capable to the best of my knowledge and belief, I attest. And Mr. GABRIEL ALEJANDRO TRUSTA, CARLOS DANIEL GIUSTOZZI, CLELIA BEATRIZ BARROS AND LUIS ALDO TESTA, all of them by their own rights, STATE: that they ASSIGN AND TRANSFER WITH NO CHARGE, the rights shares and liabilities which they have, belonging and corresponding to them on the Mining "Cateos" which will be detailed, in favor of Mr. CARLOS OSVALDO GIUSTOZZI and he explicitly accepts:

     FIRST: Mr. Gabriel Alejandro Trusta, on a cateo located in the Mining District No. 17 of the Department of Tupungato, processed in Expediente No. 383-I-93;

     SECOND: Mr. Carlos Daniel Giustozzi, on a Cateo located in the mining district number 17, of the Department of Tupungato, of this Province; in Expediente No. 101-G-93;

     THIRD: Mrs. Clelia Beatriz Barros, on a Cateo located in the mining district number 17 of the Department of Tupungato of this province, in Expediente No. 98-B-93; and

     FOUR: Mr. Luis Aldo Testa, on a Cateo located in the mining district number 17 of the Department of Tupungato of this province, in Expediente No. 99-T-93; all the mentioned Cateos correspond to the General Department of Mining, Argentine Republic. The grantors state that the rights and shares they transfer by this public instrument have not been transferred, encumbered or bound in any way and that they transfer them as they are at the moment, Mr. Carlos Osvaldo Giustozzi taking the rest of the liabilities at his own charge:

     Consequently, each of the grantors, in their position as holder make delivery, relinquish and withdraw from all and each of the rights and mining shares which they have on the Cateos, object of this cession which they transfer in favor o the assignee, who substitutes for them in their same place and grade, being authorized to make use of them in the form and conditions which he deems convenient to his own interests.

     In this position, Mr. Carlos Osvaldo Giustozzi accepts all and each of the terms of this Deed of Cession of Ming Rights, Shares and Liabilities, freely granted in his favor. The authorizing Notary Public hereby states the following:

     (a) with the certificate No. 6,723 issued by the Department of Public Registry and General File of the Province of Mendoza, dated April 29th, of the current year, which is before us and is filed in this Notary's Office, it is attested that the grantors are not inhibited to make use of their property;

     (b) with the report by the General Department of Mining, it is attested that the Cateos object of this cession are in the name of the grantors as detailed and that there are no liens whatsoever up to the present, being in force;

     (c) that the grantor declares to have a tax identity, i.e., his Unique Identity Number for Tax Contribution, (C.U.I.T) 20-6865305-4 and that he has been paying the National Retirement Fund for Autonomous Workers, and that at present a new number is being processed in order to be able to work again. Once read and confirmed by me, it is signed before me, I attest.

     There follow different illegible signatures and the seal and signature of Carlos Alberto Vidart, Notary Public, Register N. (illegible), Mendoza. His seal and signature appears twice on this page.

     On the top corner of the two pages of this deed there appear the Numbers 000704135 and 000704136, series C, respectively.

     On the opposite corner there appears the seal of the Notarial Office of the Province of Mendoza.

     On the first page of the deed there appears the seal and signature of Lia Elizabeth de Rosas, Notary Public, General Department of Mining.

Folio 14

(Notarial Proceeding, Certification of the xerox-copy by Notary public).

F, No. 173241.

     It coincides with its original copy which I have had before me, pursuant to public instrument number twenty-three, folio twenty-five, dated April 29th, 1994, I attest. I hereby issue this first evidence for the interests party in the place and date above mentioned.

     There follows the seal and signature of Carlos Alberto Vidart, Notary Public, Reg. No. 266, Mendoza.

     There follows a seal which certifies that the present xerox-copy, is true to its original. It is signed and sealed by Lia Elizabeth de la Rosa, Notary Public, General Department of Mining. Date: May 10th, 1994.

     All the previous folios bear five illegible signatures, the seal and signature of Gilberto Suarez Lago, Lawyer and Notary Public, Register No. 355, Mendoza, and a seal that reads: "Certified on the folio of the Notarial Proceeding No. 204387, with the stamps of the certification attached No. 894806/805/804/803/802. Mendoza, May 13th, 1994.

(Notarial Proceeding certifying the signatures of the holders).

Notarial Proceeding.  Folio No. 204387.

     In my capacity as Notary Public, Notarial register number three hundred and fifty five of this Capital City, I hereby certify that the signatures in the previous file, which appear on fourteen folios bearing my signature and seal and evidence of the certification made on the present folio of the Notarial Proceeding, and bearing the seal for the numbering of folios of my Notary's Office, belong to Mr Brian Gavin, passport issued by the United Kingdom of Great Britain and Northern Ireland, No. C 969.194 D, Mr Carlos Osvaldo Giustozzi, Military Registration Document No. 6.865.305, Ms Maria Riera de Giustozzi, Registration Document no. 4.115.161, Mr Martin Antonio Carotti, National Registration Document No. 14.188.132, and Ms Claudia Viviana Rubinstein, National Registration Document No. 13.265.280, which have been signed before me; as well as that Mr Brian Gavin is representative of the entity "N.A. Degerstrom Inc.", what is demonstrated by a deed of General Power of Attorney, registered in the Public Register of General Mandates of this province with number 22.627, folio 230, book 262, "L". The corresponding requirement are legalized simultaneously on pages 71, 75, 73, 74 and 72 respectively, of the book No. "One" of Requirements of the Authorizing Party, I attest.

     Mendoza, on the thirteenth day of the month of May of the year one thousand nine hundred and ninety four.

     There follows the seal and signature of Gilberto Suarez Lago, Lawyer-Notary Public, Register No. 355, Mendoza.

     On the back of the notarial proceeding there appear the stamps from the Notarial Office of Mendoza, with a seal of the Retirement Office of Notaries Public and the name of Gilberto Suarez Lago, Notary Public.

     At the bottom of the face page of the notarial proceeding, there appears the seal and signature of Gilberto F. Suarez Lago, Lawyer-Notary Public, Register no. 355, Mendoza.

     (Resolution No. 221 by the Honorable Council of the General Department of Mining)

     Government of Mendoza.

     Mendoza, June 15th, 1994.

     Resolution No. 221.

     Whereas:

     Expediente No. 227-N-94, under the name of: "N.A. Degerstrom Inc., Giustozzi Carlos y Carotti Martin A." - S/ Registering, and

     Whereas:

     the documents evidenced in court records is legal in form pursuant to Sections 11, 123 and 124 of the Mining Code Procedure according to evidences in court records, to the favorable report by the Legal Consultant's Office and to the power vested by Section 19, Law 3790.

     Thus:

     the Honorable Council of the General Department of Mining determines:

     First Section: To be registered by the Mining Notary Public Office in the Register of Mining Business and Mortgages, with evidence in marginal note to the Entries of the other Registers which may correspond, the Exploration and Prospection Contract and Option to Purchase, on folios 1/5, undersigned by the contracting parties "N.A. Degerstrom, Inc." and Mr Carlos Osvaldo Giustozzi and Mr Martin Antonio Carotti", corresponding to the Applications of Cateos on Expedientes N. 86-G-93, N. 88-C-93, N. 92-R-93, N. 98-B-93, N. 99-T-93, N.
101-G-93 and N. 383-I-93, and the Manifestaciones de Descubrimientos in

Expedientes N. 343-G-93, named "Calisto", N. 344-G-93, named "Titan" and N. 345-C-93, named "Almatea", of which court records were processed before the General Department of Mining, naming the total area constituted by the above mentioned "Santa Clara", Mining District N. 17, Department of Tupungato of this Province, duly certified the signatures registered before the Notary Public Dr. Gilberto F. Suarez Lago, pursuant to Sections 11, 123 and 124 of the Mining Procedure Code.

     Section 2: Be it known through Graphic Register to all other Attachments and Inhibitions.

     Mining Notary's Office, July 11th, 1994.

     There follows the seal and signature of Lia Elizabeth de la Rosa, Notary Public, General Department of Mining.

     To the left, there appears the seal of the Ministry of Economy, Mendoza.

     I HEREBY CERTIFY THAT THE FOREGOING IS A TRUE AND FAITHFUL TRANSLATION OF THE ORIGINAL DOCUMENT WRITTEN IN SPANISH WHICH I HAVE HAD BEFORE ME IN THE CITY OF MENDOZA, ARGENTINE REPUBLIC, ON THE SECOND DAY OF THE MONTH OF AUGUST OF THE YEAR ONE THOUSAND NINE HUNDRED AND NINETY FOUR.



                                       -----------------------------------
                                       MARIA ELENA MONTECINO
                                       Traductora Publica de ____ Mat.___

                             COMPLEMENTARY AGREEMENT


In the city of Mendoza Province, June 30th, 1994, it is agreed between N.A. Degerstrom Inc., represented in this act by Mr. Brian Gavin, on one hand; and on the other by CARLOS OSVALDO GIUSTOZZI, MARTIN ANTONIO CAROTTI AND CLAUDIA VIVIANA RUBINSTEIN, represented by Mrs. Gladys E. Molina guaranteeing this representation by submitting General Power of Attorney. The said parties agree to the current "complementary agreement".

FIRST: The parties have an Exploration and Prospecting Contract with Option to Buy, regarding the area called "Santa Clara" located in Tupungato, Mendoza; this contract comprehends the mining rights that arise from the different files which have been registered at Direccion Provincial de Mineria under file number 227-N-94 s/ inscripcion contrato, Tomo N(degree) 18, Asiento A-72, Fs. 309/326, Registro de Negocios de Minas e Hipotecas.-

SECOND: According to the fourth article part b) in the original contract N.A. Degerstrom Inc. should have paid US$35,000, on July 5, 1995. The parties have agreed in this complementary agreement that on July 5, 1995, N.A. Degerstrom pay US$5,000 (five thousand dollars); and that tile remaining US$30,000 be paid on December 15, 1995. Should N.A. Degerstrom Inc. not pay the remaining US$30,000 on December 15, 1995, the original contract will be automatically resumed.-

THIRD: The rest of the clauses and conditions stated in the main contract, including other payment terms and dates remain current. Both parties ratify that the main contract of Exploration and Prospecting with Option to Buy in all its extent.

Six copies are signed in Mendoza on June 30, 1995.

Signatures include Brian Gavin for N.A. Degerstrom Inc.; Carlos Giustozzi; and Gladys E. Molina on behalf of Mr. Carotti and Mrs. Rubinstein.

There is a seal that states: This document is certified by notary public paper N(degree) 241867/69; Mendoza, June 30, 1995. A signature below stating the name of the Notary Public, Mr. Gilberto F. Suarez Lago.

                     EXPLORATION CONTRACT WITH OPTION TO BUY
                             COMPLEMENTARY AGREEMENT


in the city of Mendoza Province, December 13th, 1995, it is agreed between N.A. Degerstrom Inc., represented in this act by Mr. Brian Gavin, on one hand; and on the other by CARLOS OSVALDO GIUSTOZZI, MARTIN ANTONIO CAROTTI AND CLAUDIA VIVIANA RUBINSTEIN, represented by Mrs. Gladys E. Molina guaranteeing this representation by Submitting General Power of Attorney. The said parties agree to the current "complementary agreement".

FIRST: The parties have an Exploration and Prospecting Contract with Option to Buy, regarding the area called "Santa Clara" located in Tupungato, Mendoza; this contract comprehends the mining rights that arise from the different files which have been registered at Direccion Provincial de Mineria under file number 227-N-94 s/ inscripcion contrato, Tomo N(degree) 18, Asiento A-72, Fs. 30-9/326, Registro de Negocios de Minas e Hipotecas. A previous complementary agreement had been done on June 30th, 1995, between the parties, and registered by the same Notary Public in the city of Mendoza; where it stated that US$5,000 (five thousand dollars) were to be paid on July 5th, 1995 and US$30,000 (thirty thousand dollars) were to be paid on December 15, 1995.


SECOND: According to the fourth article part b) in the original contract and to the second clause of the first Complementary Agreement; the parties agree to a new Complementary Agreement whereas N.A. Degerstrom Inc. will pay the US$30,000, that should have been paid on December 15, 1995; on April 15th, 1996.

THIRD: The parties agree in this act that the rest of the payments will be extended four months starting April 15th, 1996; resulting in the following payment dates:

                  April 15th, 1996                   US$    30,000
                  October 10th, 1996                 US$    40,000
                  April 15th, 1996                   US$    50,000
                  October 15th, 1997                 US$    75,000
                  April 4th, 1998                    US$   100,000
                  October 10, 1998                   US$   100,000
           Total of the above dates:                 US$   395,000

FOURTH: The rest of the clauses and conditions stated in the main contract, including other payment terms and dates are extended four months starting on April 15th, 1996. The parties ratify that other sums and percentages stated in the main contract are to be kept current. Both parties stated that these modifications have been necessary due to legal dispositions (Law 6116).

Both parties ratify the main contract of Exploration with Option to Buy in all its extent.

Six copies are signed in Mendoza on December 13th, 1995.

Signatures include Brian Gavin for N.A. Degerstrom Inc.; Carlos Giustozzi; and Gladys E. Molina on behalf of Mr. Carotti and Mrs. Rubinstein.

There is a seal that states: This document is certified by notary public paper N(degree) 375306/08; Mendoza, December 13th, 1995. A signature to the right stating the name of the Notary Public, Mr. Gilberto F. Suarez Lago.

                           REPRESENTATION OF ACCURACY

     The foregoing is a fair and accurate English translation of the document from which it is made.

     Dated this 19th day of June, 1997.


                                        /s/ BRIAN GAVIN
                                        ----------------------------------------
                                        Brian Gavin
                                        Vice President